Exhibit 10.2
PHH CORPORATION
UNANIMOUS WRITTEN CONSENT OF THE BOARD OF DIRECTORS
     THE UNDERSIGNED, being all of the members of the Board of Directors (the “Board”) of PHH Corporation, a Maryland Corporation (the “Company”), acting in lieu of a meeting of the Board and pursuant to Section 2-408 of the Maryland General Corporation Law, hereby waive the calling or holding of a meeting of the Board, and waive any rights to dissent in such matters, consent in writing, as of the latest day and year set forth below on the signature page, to the following, and direct that this Unanimous Written Consent of the Board (this “Consent”) be filed with the minutes of the proceedings of the Company.
Adoption of Amendment to Equity and Incentive Plan
     WHEREAS, the Company maintains the PHH Corporation Amended and Restated 2005 Equity and Incentive Plan (the “2005 EIP”), which was last amended and restated June 17, 2009;
     WHEREAS, Section 6(b)(iv)(D) of the 2005 EIP provides for the grants of restricted stock units to non-employee directors of the Company in lieu of cash payment of non-employee director fees and stipends;
     WHEREAS, the Human Capital and Compensation Committee (the “Committee”) has recommended to the Board that it approve an amendment to the 2005 EIP to provide flexibility to the Board in determining the portion of non-employee director fees and stipends that will be paid in the form of restricted stock units under the 2005 EIP;
     WHEREAS, Section 8(d)(ii) of the 2005 EIP gives the Board the ability to amend the 2005 EIP; and
     WHEREAS, the Board has determined that it is in the best interests of the Company to adopt such an amendment to the 2005 EIP.
     NOW, THEREFORE, BE IT RESOLVED, that the Board hereby approves and adopts the First Amendment to the 2005 EIP in substantially the form attached hereto as Exhibit A (the “First Amendment”); and
Changes in Form and Amount of Non-Employee Director Compensation
     WHEREAS, the Committee has recommended to the Board that the Board take action to increase the compensation payable to the Company’s non-employee directors;
     WHEREAS, consistent with the changes to be made to the 2005 EIP by the First Amendment, the Committee has recommended that the Board specify the portion of the non-employee director fees and stipends that will be payable in cash and the portion of the non-employee director fees and stipends that will be payable in restricted stock units under the 2005 EIP from and after the Effective Date (defined below) and until the Board shall take action to modify such portions; and

     WHEREAS, the Board has determined that it is in the best interests of the Company to adopt the changes in non-employee director compensation recommended by the Committee.
     NOW, THEREFORE, BE IT RESOLVED, that the Board hereby approves and adopts an increase in the annual retainer fee for each non-employee director to an annualized rate of $220,000, payable in four equal quarterly installments, with an annualized amount of $85,000 payable in cash and an annualized amount of $135,000 payable in restricted stock units, in the manner described in these resolutions and in Section 6(b)(iv)(D) of the 2005 EIP as amended by the First Amendment, effective on and after the effective date of the Board’s approval of the First Amendment (the “Effective Date”) and until the Board shall take action to modify such amounts, which amounts shall be prorated for the period from the Effective Date through December 31, 2010, and shall also be prorated for the portion of any calendar quarter in which a non-employee director first commences or ceases service as a director of the Company;
     FURTHER RESOLVED, that, notwithstanding the foregoing determination of the amount of the annual retainer fees paid in restricted stock units described above, for annual retainer fees payable for each calendar quarter (or portion thereof) in 2010 on or after the Effective Date, the former percentage of annual retainer fees payable in restricted stock units shall continue to apply to the amount of annual retainer fees which would have been payable prior to these resolutions and the increase in annual retainer fees shall be paid in cash or restricted stock units, as applicable, so that the total amount payable in restricted stock units with respect to annual retainer fees for each such calendar quarter (or portion thereof) shall be equal to the prorata amount determined in the immediately preceding resolution;
     FURTHER RESOLVED, that the Board hereby approves and adopts an increase in the supplemental annual retainer fee of the Non-Executive Chairman of the Board to an annualized amount of $75,000 (the “Non-Executive Chairman Annual Supplemental Retainer Fee”), payable in four equal quarterly installments, with 50% of such Non-Executive Chairman Annual Supplemental Retainer Fee payable in cash and the other 50% payable in restricted stock units, in the manner described in these resolutions and in Section 6(b)(iv)(D) of the 2005 EIP as amended by the First Amendment, effective on and after the Effective Date and until the Board shall take action to modify such amount or percentages, which amount shall be prorated for the period from the Effective Date through December 31, 2010, and shall also be prorated for the portion of any calendar quarter in which the Non-Executive Chairman of the Board first commences or ceases service as the Non-Executive Chairman of the Board;
     FURTHER RESOLVED, that the Board hereby approves and adopts increases in the Board committee stipends for non-employee directors to the following annualized amounts, payable in four equal quarterly installments, with 50% of each amount payable in cash and the other 50% payable in restricted stock units, in the manner described in these resolutions and in Section 6(b)(iv)(D) of the 2005 EIP as amended by the First Amendment, effective on and after the Effective Date and until the Board shall take action to modify such amounts or percentages, which amounts shall be prorated for the period from the Effective Date through December 31, 2010, and shall also be prorated for the portion of any calendar quarter in which a non-employee director first commences or ceases service as a member or Chair of any of the following committees of the Board:

Committee	Stipend
Audit Committee, Chair	$25,000
Audit Committee, Member	$15,000
Human Capital and Compensation Committee, Chair	$25,000
Human Capital and Compensation Committee, Member	$15,000
Corporate Governance Committee, Chair	$10,000
Corporate Governance Committee, Member	$8,000
Finance and Risk Management Committee, Chair	$25,000
Finance and Risk Management Committee, Member	$15,000;
     FURTHER RESOLVED, that, consistent with the historical practice of the Company, the annual retainer fees and annual committee stipends shall be paid in quarterly installments in arrears on the last day of each calendar quarter (the “Fee Payment Date”);
     FURTHER RESOLVED, that the number of restricted stock units granted as of each Fee Payment Date shall be determined pursuant to the 2005 EIP as amended by the First Amendment, including the definition of “Fair Market Value” provided therein; and
Elimination of Initial Equity Grant to Non-Employee Directors
     WHEREAS, the Committee has recommended that the Board take action to eliminate the $60,000 one-time initial grant of restricted stock units under the 2005 EIP payable to new non-employee directors on the first Fee Payment Date following the date on which a non-employee director is duly qualified and first commences service on the Board, as described in the March 31, 2005, unanimous written consent of the Board (the “Initial Equity Grant”); and
     WHEREAS, the Board has determined that it is in the best interests of the Company to eliminate the Initial Equity Grant.
     NOW, THEREFORE, BE IT RESOLVED, that, effective upon the Effective Date, the Initial Equity Grant to new non-employee directors that first commence service on the Board on or after the Effective Date be, and hereby is, eliminated; and
Superseding Prior Resolutions
     FURTHER RESOLVED, that the foregoing resolutions supersede any and all prior resolutions of the Board governing the compensation of non-employee directors to the extent such resolutions are inconsistent with the foregoing resolutions; and
General Authority
     FURTHER RESOLVED, that any action taken in furtherance of the foregoing resolutions by an officer of the Company or any designee of an officer of the Company is hereby ratified, affirmed and approved in all respects; and

     FURTHER RESOLVED, that any officer of the Company and any designee of any officer of the Company, is hereby authorized and directed to take all actions and to finalize, execute and deliver all agreements, instruments, and other documents as he or she shall deem necessary, desirable or appropriate to carry out the intent of the foregoing resolutions and the signature of any officer of the Company or his or her designee on any document executed in furtherance of the foregoing resolutions shall be conclusive evidence of such determination.
[Signature Page Follows]

     IN WITNESS WHEREOF, the undersigned members of the Board have executed this Consent, which shall be effective as of the latest date set forth below on this signature page.

Date: August 13, 2010	/s/ James W. Brinkley James W. Brinkley

Date: August 13, 2010	/s/ James O. Egan

James O. Egan, Chairman

Date: August 13, 2010	/s/ Allan Z. Loren

Allan Z. Loren

Date: August 16, 2010	/s/ Gregory J. Parseghian

Gregory J. Parseghian

Date: August 16, 2010	/s/ Deborah M. Reif

Deborah M. Reif

Date: August 17, 2010	/s/ Jerome J. Selitto

Jerome J. Selitto

Date: August 18, 2010	/s/ Carroll R. Wetzel, Jr.

Carroll R. Wetzel, Jr.

EXHIBIT A
FIRST AMENDMENT TO THE
PHH CORPORATION
AMENDED AND RESTATED
2005 EQUITY AND INCENTIVE PLAN
     WHEREAS, PHH Corporation, a corporation duly organized and existing under the laws of the State of Maryland (the “Company”), maintains the PHH Corporation Amended and Restated 2005 Equity and Incentive Plan (as amended through June 17, 2009) (the “2005 EIP”); and
     WHEREAS, Section 8(d)(ii) of the 2005 EIP gives the Board of Directors of the Company (the “Board”) the power to amend the 2005 EIP; and
     WHEREAS, the Board has approved the following amendment to the 2005 EIP effective as of August 18, 2010, to provide flexibility to the Board in determining the portion of non-employee director fees and stipends that will be paid in the form of restricted stock units under the 2005 EIP.
     NOW, THEREFORE, the 2005 EIP is amended effective as of August 18, 2010, by deleting the sixth sentence of the existing Section 6(b)(iv)(D) and substituting therefor the following:
“The number of RSUs to be credited to each Non-Employee Director’s account as of each Fee Payment Date shall be calculated by dividing (1) the amount of annual retainer fee and committee stipends payable to such Non-Employee Director on such Fee Payment Date in the form of RSUs, as determined by the Committee or the Board from time to time, by (2) the Fair Market Value of a share of Stock on such date. Any change during a calendar year in the percentage or dollar amount of annual retainer fee or committee stipends payable in the form of RSUs shall only be applied to compensation for services performed in the calendar years following the date of such change; provided, however, that, notwithstanding the foregoing, such change may, in the event of any increase in such fees or stipends, be applied prospectively to any such increase payable during the remainder of the calendar year of such change (with the old percentage or dollar amount, as applicable, applying to the fees and stipends that otherwise would have been paid absent such increase) in order to comply with Section 409A of the Code and the regulations promulgated pursuant thereto.”
     Except as set forth herein, the 2005 EIP shall remain in full force and effect as prior to this First Amendment.

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